FOR IMMEDIATE RELEASE	Exhibit 99.1
PARLUX SENDS LETTER TO GLENN H. NUSSDORF
FORT LAUDERDALE — January 11, 2007 — Parlux Fragrances, Inc.’s (“Parlux”) (NASDAQ:PARL) Board of Directors today sent the following letter to Glenn H. Nussdorf:
January 11, 2007
Glenn H. Nussdorf
2060 Ninth Avenue
Ronkonkoma, NY 11779
Dear Mr. Nussdorf:
According to your SEC filings, for almost three months you have been “exploring the possibility of making an acquisition proposal for Parlux” and you and your representatives have “had preliminary discussions with potential financing sources to obtain the funds necessary for such a transaction.” Yet to date, no acquisition proposal has been forthcoming. We want to take this opportunity to invite you to submit a bona fide acquisition proposal to the Board of Directors of Parlux. Although Parlux is not currently for sale, we are focused on enhancing value for all of our stockholders. Consistent with our fiduciary duties to Parlux shareholders, your acquisition proposal would be given full and fair consideration by the Board.
We believe that the interests of all Parlux stockholders are best served if your proposal is considered by Parlux’s duly-elected independent Board of Directors. Notwithstanding your statements to the contrary, we find it unreasonable to believe that your hand-picked nominees, all but one of whom are business associates of you or your affiliates, will exercise any real independent oversight over an acquisition proposal submitted by you.
We find it disingenuous, after three months of “exploring the possibility of making an acquisition proposal,” to ask stockholders to give you control of the company as you continue your evaluation process. If you are truly interested in acquiring the company, as stated above, you are welcome to submit a bona fide proposal. However, should you continue your efforts to take control of Parlux without compensating stockholders for their investment in the company, we will vigorously oppose your efforts.
On behalf of the Board of Directors,
/s/ Ilia Lekach
Ilia Lekach
Chairman and Chief Executive Officer
Parlux Fragrances, Inc.
About Parlux Fragrances, Inc.
Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products. It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of GUESS?, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund and Fred Hayman Beverly Hills.

Additional Information
This information is being furnished on behalf of Parlux by its Board of Directors. Parlux will be sending definitive consent revocation solicitation materials to shareholders of record on the record date. The information contained in those materials is important to the interests of shareholders, including information required to be presented about the participants in the consent revocation solicitation. You may obtain a copy of the preliminary consent revocation materials on form PRE14A, when filed with the SEC, and the definitive consent revocation materials, when filed, free of charge at the SEC’s website at www.sec.gov. Parlux will also provide you with a copy of these materials without charge by directing your request to Parlux Fragrances, Inc. Attention: Corporate Secretary.
Parlux and its directors are participants in a solicitation of proxies for Parlux’s consent revocation solicitation. Information regarding these participants and their interests is contained in a filing under Rule 14a-12 filed by Parlux with the Securities and Exchange Commission on January 8, 2007.
Certain Information Regarding Forward-Looking Statements
Parlux may periodically release forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and Parlux’s ability to introduce new products in a cost-effective manner, general economic conditions and continued compliance with the covenants in our credit facility. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Parlux undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Contacts:
Dan Katcher / Steve Frankel
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449